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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to incorporation by reference in the Registration Statement on Form S-4 of UST Corp. of our report dated January 15, 1996 with respect to the consolidated financial statements of The Federal Savings Bank as of December 31, 1995 and for each of the years in the two-year period ended December 31, 1995, which report appears in the December 31, 1997 annual report on Form 10-K of Affiliated Community Bancorp, Inc.

                                          KPMG PEAT MARWICK LLP

Boston, Massachusetts
April 27, 1998